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                                                                   EXHIBIT 10.12

               TENNECO AUTOMOTIVE INC. DEFERRED COMPENSATION PLAN

1.       PURPOSE

The purpose of the Plan is to provide to directors and a select group of management or highly compensated employees of Tenneco Inc., a Delaware corporation to be renamed Tenneco Automotive Inc., and its subsidiaries and affiliates after giving effect to the "Spin-off" defined below (hereinafter collectively referred to as the "Company") an opportunity to defer compensation received by them from the Company in accordance with the terms and conditions set forth herein.

2.       ADOPTION AND ADMINISTRATION

The Plan shall be administered by the Compensation / Nominating / Governance Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have sole and complete authority and discretion to interpret the terms and provisions of the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan, and to determine facts under the Plan as it shall from time to time deem advisable.

3.       ELIGIBILITY

Directors and U.S. paid participants in the Company's Executive Incentive Compensation Plan shall be eligible to participate in the Plan.

Any person who had an account balance in the Tenneco Inc. Deferred Compensation Plan (or the Deferred Compensation Plan for Directors of Tenneco Inc.) as of the date (the "Distribution Date") on which the stock of Tenneco Packaging Inc. was distributed to the shareholders of the Company and whose account balance was allocated to the Company under the Human Resources Agreement between the Company and Tenneco Packaging Inc. (the "Agreement") shall participate in this Plan.

Persons eligible to participate in the Plan shall be referred to as "Participant" or "Participants" as the case may be.

4.       ELECTION TO DEFER

         (a) A Participant may elect in writing to defer receipt of all or a specified portion of his or her bonuses or incentive compensation to be received during a calendar year ("Deferral Election"); provided, however, that any election by a Participant who is subject to the reporting and short swing profits liability provisions of Section 16 of the Securities and Exchange Act of 1934, as amended, including an election relating to the form of distribution or to defer income into an "Automotive stock index account" pursuant to Section 6 of the Plan, shall not be effective until such election and the transactions contemplated thereby shall have been specifically approved by the Committee to the extent such approval is required to avoid liability under
               Section 16 of the Securities and Exchange Act of 1934 and the regulations thereunder. Amounts deferred under the Plan shall be referred to as


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               the "Deferred Amounts." Once received by the Committee, a
               Deferral Election cannot be revoked.

         (b) Directors who are not employees of the Company or its subsidiaries (hereinafter referred to as "Outside Directors") will receive as part of their compensation for service on the Company's Board of Directors sixty (60) percent of their annual retainer fee in the form of credits deferred subject to the terms of this Plan in the Automotive stock index account with stock settlement.

         (c) Except as provided in this Section 4(c), a Deferral Election must be made prior to September 30 of the calendar year in which the bonus, incentive compensation or retainer fee will be awarded. A Participant must make a separate Deferral Election with respect to each calendar year of participation in the Plan. A new Participant in the Plan shall have 30 days following his or her notification by the Committee of his or her eligibility to participate in the Plan to make a Deferral Election with respect to bonus or incentive compensation to be awarded within that calendar year.

         (d) As specified by the Participant in a Deferral Election, the period of deferral shall be until the Participant dies, terminates employment with the Company, or until a specific date selected by the Participant in the Deferral Election.

5.       ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNT

At the time of a Participant's initial Deferral Election, the Company shall establish a memorandum account (a "Deferred Compensation Account") for such Participant on its books. The Deferred Amount shall be credited to the Participant's Deferred Compensation Account as of the day on which the Participant would otherwise be entitled to receive the bonus or incentive compensation. Any required withholding for taxes (e.g. Social Security taxes) on the Deferred Amount shall be made from other compensation of the Participant. Adjustments as provided below, shall be made to the Participant's Deferred Compensation Account.

6.       ADJUSTMENTS TO DEFERRED AMOUNTS

The Committee shall credit the balance of the Participant's Deferred Compensation Account with an earnings factor. The earnings factor will equal the amount the Participant's Deferred Compensation Account would have earned if it had been invested in the investment options listed below. The Participant is permitted to select the investment option used to determine the earnings factor and may change the selection at any time. The Participant may choose more than one investment option in increments of at least one (1) percent. The Company reserves the right to change or amend any of the investment options at any time.

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The investment options used to determine the earnings factor are:

         (a) The prime rate of interest as reported by The Chase Manhattan Bank at the first day of each calendar month.

         (b) Automotive stock index account -- amount of deferral will be invested in Tenneco Automotive Inc. stock equivalent unit account. Any investment in this account will be measured solely by the performance of the Company's common stock (including dividends that will be reinvested). Cash settlement or stock settlement.

         (c) The return for selected Mutual Funds currently offered in the Company's qualified thrift plan for salaried employees:

                  (1)      Fidelity Growth Company Fund

                  (2)      Barclays U.S. Debt Index Fund (Bond)

                  (3)      Barclays Daily Equity Index Fund

The Company is under no obligation to acquire or provide any of the investments designated by a Participant, and any investments actually made by the Company will be made solely in its name and will remain its property.

The crediting of an earnings factor shall occur so long as there is a balance in the Participant's Deferred Compensation Account regardless of whether the Participant has terminated employment.

7.       PAYMENT OF DEFERRED AMOUNTS

         (a) Except as otherwise provided in subsection (b) or (c) below, a Participant's Deferred Amount shall be paid, or commence to be paid, to the Participant, or the Participant's beneficiary, as soon as practicable after:

                  (i)   the Participant's death,

                  (ii) the termination of the Participant's employment or service as a director, or

                  (iii) the date specified in the applicable Deferral Election made by the Participant.

                  In the event of the Participant's death, payment of the balance in the Participant's Deferred Compensation Account shall be made, either (i) in a lump sum or (ii) in a number of annual installments, not to exceed five, as soon as administratively feasible to the Participant's designated beneficiary, or if none, to the Participant's estate.

         (b) The Participant may elect to receive payment of the balance of his or her Deferred Compensation Account either (i) in a lump sum upon termination or (ii) in a single payment at a specified date prior to termination or (iii) in a number of post

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                  termination annual installments, not to exceed five, as the
                  Participant shall elect. The distribution election must be made at least one year before the Deferred Amount is payable and must be approved by the Committee. If no election is made, a lump sum payment will be made upon the Participant's termination.

         (c) Anything contained in this Section 7 to the contrary notwithstanding, in the event a Participant incurs a severe financial hardship, the Committee, in its sole discretion and upon written application of such Participant, may direct immediate payment of all or a portion of the then current value of such Participant's Deferred Compensation Account; provided that such payment shall in no event exceed the amount necessary to alleviate such financial hardship; and provided further that in the case of such payment, the Participant's Deferred Compensation Account shall be reduced by 110% of the amount of such payment.

8.       PARTICIPANT REPORTS

The Committee shall provide a statement to the Participant quarterly concerning the status of his or her Deferred Compensation Account.

9.       TRANSFERABILITY OF INTERESTS

During the period of deferral, all Deferred Amounts shall be considered as general assets of the Company for use as it deems necessary and shall be subject to the claims of its creditors.

The rights and interests of a Participant during the period of deferral shall be those of a general unsecured creditor except that such Participant's rights and interests may not be reached by the creditors of the Participant or the Participant's beneficiary, or anticipated, assigned, pledged, transferred or otherwise encumbered except in the event of the death of the Participant, and then only by will or the laws of descent and distribution.

10.      AMENDMENT, SUSPENSION AND TERMINATION

The Company at any time may amend, suspend or terminate the Plan or any portion thereof in such manner and to such extent as it may deem advisable and in its best interests. No amendment, suspension and termination shall reduce the amount then credited to a Participant's Deferred Compensation Account.

11.      UNFUNDED OBLIGATION

The Plan shall not be funded; no trust, escrow or other provisions shall be established to secure payments due under the Plan; and the Plan shall be regarded as unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code. A Participant shall be treated as a general, unsecured creditor at all times under the Plan, and shall have no rights to any specific assets of the Company. All amounts credited to the memorandum accounts of the Participants will remain general assets of the Company and shall be payable solely from the general assets of the Company.

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12.      NO RIGHT TO EMPLOYMENT OR OTHER BENEFITS

Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company. Any compensation deferred and any payments made under this Plan shall not be included in creditable compensation in computing benefits under any employee benefit plan of the Company except to the extent expressly provided therein.


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13.      DISPUTE RESOLUTION

By participating in the Plan, the Participant agrees that any dispute arising under the Plan shall be resolved by binding arbitration in Lake Forest, Illinois under the rules of the American Arbitration Association and that there will be no remedy besides the disputed deferred compensation amount in issue.

14.      EFFECTIVE DATE

The Plan shall be effective immediately following completion of the distribution of the stock of Tenneco Packaging Inc. (to be renamed Pactiv Corporation) to the Company's stockholders (the "Spin-off").

                  IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officers thereunder duly authorized, on this day and year set forth below.

                                                 TENNECO INC. (TO BE RENAMED
                                                 TENNECO AUTOMOTIVE INC.)


Date: November 4, 1999                           /s/ Richard P. Schneider
                                                 -------------------------------

                                                 By: Richard P. Schneider

                                                 Its: SVP-Global Administration



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